UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 4, 2010
NATIONWIDE HEALTH PROPERTIES, INC.
(Exact Name of Registrant
as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-9028 (Commission File Number)	95-3997619 (IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California (Address of Principal Executive Offices)		92660 (ZIP Code)
(949) 718-4400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-5.1
EX-23.1

Item 8.01 Entry into a Material Definitive Agreement.
     On May 4, 2010, Nationwide Health Properties, Inc. (the “Company”) filed a prospectus supplement to its Registration Statement (File No. 333-164384) (the “Registration Statement”), filed by the Company on January 15, 2010, relating to up to 3,355,354 shares of the Company’s common stock that may be issued under the Company’s dividend reinvestment and stock purchase plan. In connection therewith, the Company is filing as an exhibit to this report the opinion of Venable LLP as to the validity of the shares of common stock that may be so issued.
     In addition, on May 4, 2010, the Company filed a prospectus supplement to its Registration Statement relating to the Company’s possible issuance of up to 2,797,238 shares of the Company’s common stock in exchange for up to 1,626,800 Class A Partnership Units of NHP/PMB L.P. issued on April 1, May 1, May 29, October 31, December 1 and December 23, 2008, which may be tendered for redemption in accordance with the agreement of limited partnership of NHP/PMB L.P.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.
Date: May 4, 2010	By:	/s/ Abdo H. Khoury
		Name:	Abdo H. Khoury
		Title:	Executive Vice President and Chief Financial & Portfolio Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP.